UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2018

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement to Acquire West Quito Draw Properties

On February 6, 2018, Halcón Energy Properties, Inc., a wholly owned subsidiary of Halcón Resources Corporation (the “Company”), entered into a Purchase and Sale Agreement (the “Shell PSA”) with SWEPI LP (“Shell”), an affiliate of Shell Oil Company, pursuant to which the Company agreed to purchase an aggregate 10,524 net acres and related assets in the Southern Delaware Basin located in Ward County, Texas (the “West Quito Draw Properties”) for a total purchase price of $200.0 million. The effective date of the proposed acquisition would be February 1, 2018, and the Company expects to close the proposed acquisition in early April of 2018.

The purchase price is subject to adjustments for (i) operating expenses, capital expenditures and revenues between the effective date and the closing date, (ii) title and environmental defects, and (iii) other purchase price adjustments customary in oil and gas purchase and sale agreements. Pursuant to the terms of the Shell PSA, the Company paid a deposit totaling $20.0 million, which amount will be applied to the purchase price if the transaction closes.

The completion of the acquisition of the West Quito Draw Properties is subject to customary closing conditions. Either party may terminate the Shell PSA if certain closing conditions have not been satisfied, or if the transaction has not closed on or before April 20, 2018. If one or more of the closing conditions are not satisfied, or if the transaction is otherwise terminated, the acquisition may not be completed. The Company’s escrow deposit with Shell is refundable only in specified circumstances if the transaction is not consummated.

Shell and the Company each make customary representations and warranties in the Shell PSA for transactions of this type. The Shell PSA also includes customary covenants relating to the operation of the West Quito Draw Properties prior to the closing date and other matters. The parties have agreed to indemnify one another for breaches of their respective representations and warranties, as well as the operation of the West Quito Draw Properties prior to (in the case of the Shell) and after (in the case of the Company) the closing date. Indemnities for breaches of representations and warranties, and any purchase price adjustments attributable to title or environmental defects, are subject to certain threshold limitations. Specifically, indemnification claims are subject to an individual claim threshold of $50,000, and Shell is required to indemnify the Company for claims totaling in excess of 2% of the purchase price, or $4.0 million based on a $200.0 million purchase price. The Company’s right to indemnification in certain circumstances is subject to a cap equal to 15% of the purchase price, or $30.0 million.  The total amount of uncured title defect claims or unremedied environmental claims must be more than 1.5% of the purchase price, or $3.0 million, respectively, before the Company will be entitled to a downward adjustment to the purchase price consideration for either type of claim.

The Company intends to use a portion of the net proceeds from the offering of the Add-on Notes (defined below) and the offering of the Shares (defined below) to fund the cash consideration for the acquisition of the West Quito Draw Properties and for general corporate purposes, including to fund the Company’s 2018 drilling program.  The closing of the acquisition of the West Quito Draw Properties is not conditioned upon the consummation of the offering of the Add-on Notes or the offering of the Shares.

There can be no assurance that the Company will acquire the West Quito Draw Properties on the terms or timing described herein or at all. Even if the Company consummates the acquisition of the West Quito Draw Properties, the Company may not be able to achieve the expected benefits.

The foregoing description of the Shell PSA is a summary only and is qualified in its entirety by reference to the full text of the Shell PSA. A copy of the Shell PSA is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Notes Purchase Agreement

On February 7, 2018, the Company and its wholly owned subsidiaries (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, as representative of the initial purchasers named therein (the “Initial Purchasers”), relating to the issuance and sale of an additional $200,000,000 aggregate principal amount of the Company’s 6.75% Senior Notes due 2025 (the “Add-on Notes”), in accordance with exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Rule 144A and Regulation S under the Securities Act. The Add-on Notes will be issued as “Additional

Notes” under the Indenture, dated as of February 16, 2017, among the Company, the Guarantors and U.S. Bank National Association, as trustee (as amended and supplemented, the “Indenture”), which governs  the Company’s 6.75% Senior Notes due 2025 that were issued on February 16, 2017, of which $425,005,000 aggregate principal amount is currently outstanding (the “Existing Notes”). The Indenture and the supplemental indentures thereto were previously filed by the Company with the Securities and Exchange Commission (the “SEC”) as Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on February 16, 2017, as Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on July 25, 2017, and as Exhibit 4.1.2 to the Company’s Form 10-Q for the quarterly period ended September 30, 2017, respectively.

The Add-on Notes will be treated as a single class with, and have the same terms as, the Existing Notes, except that the Add-on Notes will initially be subject to transfer restrictions and have the benefit of certain registration rights and provision for the payment of additional interest in the event of a breach with respect to such registration rights. The Add-on Notes offering is expected to close on or about February 15, 2018.

The Company estimates that the net proceeds from the offering of the Add-on Notes will be approximately $202.5 million after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses payable by the Company. If the offering of the Add-on Notes closes, the Company intends to use the net proceeds from such offering, together with the proceeds from the offering of the Shares, to fund the cash consideration for the acquisition of the West Quito Draw Properties and for general corporate purposes, including to fund the Company’s 2018 drilling program. If the acquisition of the West Quito Draw Properties does not close, the Company will use the net proceeds from the offering of the Add-on Notes, together with the net proceeds from the offering of the Shares, for general corporate purposes, including funding working capital, capital expenditures or acquisitions.

The Purchase Agreement contains customary representations and warranties of the parties and conditions to closing, including the execution and delivery of a registration rights agreement at the closing of the offering, pursuant to which the Company and the Guarantors will agree to file a registration statement with the SEC with respect to an exchange offer for the Add-on Notes and the guarantees thereon and, under specified circumstances, a shelf registration with respect to the resale of the Add-on Notes and the guarantees thereon, subject to the terms and conditions set forth therein. The Purchase Agreement also contains indemnification and contribution provisions under which the Company and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

When issued, the Add-on Notes will not have been registered under the Securities Act, or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Add-on Notes may be resold by the Initial Purchasers pursuant to Rule 144A and Regulation S under the Securities Act.

The foregoing description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the full text of the Purchase Agreement. A copy of the Purchase Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

None of the closing of the offering of the Add-on Notes, the closing of the acquisition of the West Quito Draw Properties or the consummation of the offering of the Shares is conditioned on each other.

Certain of the Initial Purchasers and their respective affiliates have provided, and may in the future provide, other investment banking, commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business with the Company, for which they received or will receive customary fees and commissions.

Underwriting Agreement

On February 6, 2018, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the underwriters named therein (the “Underwriters”), for the issuance and sale of 8,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company at a public offering price of $6.90 per share (the “Initial Shares”). The Underwriting Agreement also provided the Underwriters with an option to purchase an additional 1,200,000 shares of Common Stock (the “Option

Shares” and, together with the Initial Shares, the “Shares”) within 30 days of the date of the Underwriting Agreement.  On February 7, 2018, the Underwriters exercised their option to purchase the Option Shares in full.  We expect the offering of the Shares to be completed on February 9, 2018.

The Underwriting Agreement contains customary representations, warranties, conditions to closing, termination provisions, indemnification and other obligations of and agreements by the Company and the Underwriters, including for liabilities under the Securities Act.

The foregoing description of the Underwriting Agreement is a summary only and is qualified in its entirety by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The shares of Common Stock to be issued and sold pursuant to the Underwriting Agreement have been registered under the Securities Act pursuant to a Registration Statement on Form S-3 (No. 333-217549), which was filed by the Company with the SEC and became automatically effective on April 28, 2017.

The net proceeds to the Company from the offering of Shares will be approximately $60.4 million, after deducting the Underwriters’ discounts and estimated offering expenses payable by the Company.  The Company intends to use the net proceeds from the offering of the Shares, together with the net proceeds from the offering of the Add-on Notes, if any, to fund the cash consideration for the acquisition of the West Quito Draw Properties and for general corporate purposes, including to fund the Company’s 2018 drilling program. If the acquisition of the West Quito Draw Properties does not close, the Company will use the net proceeds from the offering of the Shares, together with the net proceeds from the offering of the Add-on Notes, for general corporate purposes, including funding working capital, capital expenditures or acquisitions.

The Underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters or their affiliates may perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates under the Company’s senior secured revolving credit facility. Accordingly, certain of the Underwriters or their affiliates will receive a portion of the net proceeds from the offering of the Shares.

Second Amendment to Credit Agreement

On February 2, 2018, the Company entered into the Second Amendment (the “Amendment”) to the Company’s Amended and Restated Senior Secured Revolving Credit Agreement (as amended, the “Credit Agreement”) by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and certain other financial institutions party thereto, as lenders. The Amendment, among other things, provides for (i) the use of annualized financial information in determining EBITDA (as defined in the Credit Agreement) for the fiscal quarters ending June 30, 2018, September 30, 2018 and December 31, 2018, (ii) an increase in the ratio of Consolidated Total Net Debt (as defined in the Credit Agreement) to EBITDA of 4.5 to 1.0 for the fiscal quarter ending June 30, 2018, and a ratio of 4.0 to 1.0 for any fiscal quarter thereafter, (iii) a waiver of compliance with the covenant relating to the Total Net Indebtedness Leverage Ratio (as defined in the Credit Agreement) for the fiscal quarter ending March 31, 2018, and (iv) a waiver of the automatic reduction to the borrowing base that would otherwise result due to the issuance of the Add-on Notes.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment. A copy of the Amendment is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

Notes Offering Launch and Pricing Press Releases

On February 6, 2018, the Company issued a press release announcing the launch of the offering of the Add-on Notes.  A copy of the Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 7, 2018, the Company issued a press release announcing the pricing of the offering of the Add-on Notes. A copy of the Company’s press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Common Stock Offering Launch and Pricing Press Releases

On February 6, 2018, the Company issued a press release announcing the launch of the offering of the Shares.  A copy of the Company’s press release is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 6, 2018, the Company issued a press release announcing the pricing of the offering of the Shares.  A copy of the Company’s press release is filed as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

These press releases shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Add-on Notes or the Shares in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Opinion of Mayer Brown

On February 8, 2018, in connection with the proposed issuance and sale by the Company of the Shares, Mayer Brown LLP delivered an opinion of counsel to the Company, filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 6, 2018, between the Company and J.P. Morgan Securities LLC, as representative of the Underwriters named therein.

5.1	Opinion of Mayer Brown LLP.

10.1	Purchase and Sale Agreement, dated as of February 6, 2018, by and between Halcón Energy Properties, Inc. and SWEPI LP.

10.2	Purchase Agreement, dated as of February 7, 2018, among the Company, the Guarantors and J.P. Morgan Securities LLC, as representative of the Initial Purchasers named therein.

10.3

Second Amendment to the Amended and Restated Senior Secured Revolving Credit Agreement, dated as of February 2, 2018, by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and certain other financial institutions party thereto, as lenders.

23.1	Consent of Mayer Brown LLP (included in its opinion filed herewith as Exhibit 5.1).

99.1	Press release issued by the Company announcing launch of the offering of the Add-on Notes dated February 6, 2018.

99.2	Press release issued by the Company announcing pricing of the offering of the Add-on Notes dated February 7, 2018.

99.3	Press release issued by the Company announcing launch of the offering of the Shares dated February 6, 2018.

99.4	Press release issued by the Company announcing pricing of the offering of the Shares dated February 6, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

February 8, 2018	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer